UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________________________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 13, 2009

MANNATECH, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 S. Royal Lane, Suite 200

Coppell, Texas 75019

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 471-7400

_________________________________________________

(Former name or former address, if change since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 13, 2009, the United States District Court for the Northern District of Texas granted final approval of the previously disclosed and preliminarily approved settlement of the derivative lawsuits filed by shareholders Duncan Gardner, Norma Middleton, Frances Nystrom, and Kelly Schrimpf against Mannatech, Incorporated (“Mannatech”). As previously disclosed, the Court granted preliminary approval of the settlement on October 2, 2008. Following the final approval hearing on January 13, 2009, the Court entered a final judgment and order that approved the settlement and dismissed the federal court lawsuits filed by Norma Middleton and Frances Nystrom. Shareholders Duncan Gardner, Frances Nystrom, and Kelly Schrimpf, who brought separate derivative lawsuits in the 162nd Judicial District Court for Dallas County, Texas, and the 66th Judicial District Court for Dallas County, Texas, have agreed to voluntarily dismiss those lawsuits following the federal court's approval of the settlement. The final settlement is subject to a statutory thirty-day appeal period.

The settlement, as finally approved by the Court, resolves all claims in the litigation. Without admitting any liability or wrongdoing of any kind, Mannatech has implemented, or agreed to implement, certain corporate governance changes. Mannatech also agreed to cover the derivative plaintiff’s counsels’ fees and expenses of approximately $850,000. The settlement payment will be funded by the company’s insurer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 16, 2009	MANNATECH, INCORPORATED By: /s/ Stephen D. Fenstermacher Name: Stephen D. Fenstermacher Title: Senior Vice President and Chief Financial Officer